    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         EQUITY OFFICE PROPERTIES TRUST

      (Exact name of registrant as specified in its governing instrument)

                        MARYLAND                                                 36-4151656
                (State of Organization)                           (I.R.S. Employer Identification Number)

                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606

                    (Address of principal executive offices)

                               STANLEY M. STEVENS
                              CHIEF LEGAL COUNSEL
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                                 (312) 466-3300
                    (Name and address of agent for service)
                         ------------------------------

                                   Copies to:
                             J. WARREN GORRELL, JR.
                                JAMES E. SHOWEN
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
            TITLE OF CLASS                AMOUNT TO BE     AGGREGATE PRICE PER   AGGREGATE OFFERING     REGISTRATION
    OF SECURITIES BEING REGISTERED         REGISTERED        COMMON SHARE(1)          PRICE(1)             FEE(1)
Common Shares of Beneficial Interest,
  $.01 par value per share............      1,012,623             $23.28            $23,573,863            $6,554

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on October 1, 1999.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS UNLAWFUL.

                             SUBJECT TO COMPLETION.

                             DATED OCTOBER 5, 1999

PROSPECTUS
                                1,012,623 SHARES
                         EQUITY OFFICE PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST

                               ------------------

    The selling shareholders named in this prospectus may offer and sell up to 1,012,623 of our common shares of beneficial interest. We may issue these shares to selling shareholders who hold 1,012,623 units of limited partnership interest in EOP Operating Limited Partnership, if and to the extent that the selling shareholders redeem their units and we issue them common shares in exchange. The registration of the shares does not necessarily mean that any of the shares will be offered or sold by the selling shareholders. Although we will incur expenses in connection with the registration of these shares, we will not receive any cash proceeds if they are sold.

    The common shares are listed on the New York Stock Exchange under the symbol "EOP."

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                            ------------------------

    The selling shareholders may from time to time offer and sell all or a portion of the offered shares in transactions on the NYSE or any other national securities exchange or quotation service on which the offered shares are listed or quoted at the time of the sale, in the over-the-counter market, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The offered shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agents or broker-dealers and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in this prospectus under the caption "Plan of Distribution" or in any accompanying prospectus supplement. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed purchase of the offered shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers participating in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of offered shares by the selling shareholders and any commissions received by any agents or broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

                            ------------------------

                The date of this prospectus is            , 1999

                             ABOUT THIS PROSPECTUS

    We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If the Commission's rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of that contract or document filed as an exhibit to the registration statement for a complete description. For further information regarding Equity Office and the offered shares, we refer you to the registration statement and its exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any materials we file with the Commission at the Public Reference Room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file many of our documents electronically with the Commission, and you may access those documents over the internet. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address is "http://www.sec.gov."

    The common shares are listed on the NYSE under the symbol "EOP," our series A preferred shares are listed on the NYSE under the symbol "EOPprA," our series B preferred shares are listed on the NYSE under the symbol "EOPprB," and our series C preferred shares are listed on the NYSE under the symbol "EOPprC." You can inspect any reports, proxy statements and other information we file with the NYSE at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Commission allows us to "incorporate by reference" the information we file with them in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

    a.  Our Annual Report on Form 10-K for the year ended December 31, 1998.

    b. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, as amended.

    c. Our Current Reports on Form 8-K filed with the Commission on January 20, 1999 and April 21, 1999.

    d. Our Registration Statement on Form 8-A, which incorporates by reference a description of the common shares from our Registration Statement on Form S-11 (Reg. No. 333-26629).

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act. These forward-looking statements relate to, without limitation, future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements incorporated by reference from our 1998 Annual Report on Form 10-K under the caption "Risk Factors" and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

                                  THE COMPANY

    Equity Office was formed to continue and expand the national office property business organized by Samuel Zell, our Chairman of the Board. Equity Office, a real estate investment trust, is the managing general partner of, and controls a majority of the limited partnership interests in, EOP Operating Limited Partnership. We own all of our assets and conduct substantially all of our business through EOP Operating and its subsidiaries.

    Our principal executive offices are located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, and our telephone number is (312) 466-3300. We maintain regional offices in Los Angeles, Denver, Houston, Chicago, Atlanta and Washington, D.C.

                           NO PROCEEDS TO THE COMPANY

    Equity Office will not receive any of the proceeds from sales of shares by the selling shareholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by Equity Office. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and share transfer and other taxes attributable to the sale of the offered shares.

                              SELLING SHAREHOLDERS

    The selling shareholders received their offered shares in connection with Equity Office's acquisition of an office property located in Palo Alto, California in October 1999. Equity Office may issue the offered shares to selling shareholders holding up to 1,012,623 units of limited partnership interest in EOP Operating if the selling shareholders redeem their units and we issue them common shares in exchange. The following table provides the name of each selling shareholder, the number of common shares owned by each selling shareholder before the offering to which this prospectus relates, and the number of shares offered by each selling shareholder. As used in this prospectus, the term "selling shareholder" also includes transferees, assignees, distributees or pledgees of any person identified as a selling shareholder. Except as the footnotes to the table below indicate, the number of shares offered by a selling shareholder represent common shares that Equity Office may issue on redemption of the selling shareholder's units. Since the selling shareholders may sell all, some or none of their shares, Equity Office cannot estimate the number of shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. The offered shares represent less than one percent of the total number of Equity Office's common shares outstanding as of October 1, 1999.

                                                                                         NUMBER OF     NUMBER OF
                                                                                           SHARES        SHARES
NAME OF SELLING SHAREHOLDER                                                                OWNED*       OFFERED*
--------------------------------------------------------------------------------------  ------------  ------------
Adrienne Nassau.......................................................................         6,119         6,119
Samstock/Alpha, L.L.C. (1)............................................................     2,248,758       161,586
ANDA Partnership......................................................................     2,944,719       127,180
Edward H. Schwartz....................................................................        12,239        12,239
Henry A. Proesel Descendants Trust Partnership........................................        39,166        39,166
Hugh M. Hefner 1991 Trust.............................................................       146,876       146,876
Isabelle Kole Stein Trust.............................................................         6,119         6,119
James V. Proesel Marital Exempt Trust.................................................         9,791         9,791
Judith Grossman Molinsky..............................................................        12,239        12,239
LFT Partnership.......................................................................       481,972       113,668
Morton H. Friedman....................................................................        24,479        24,479
Morton S. Grossman....................................................................        24,479        24,479
Robert H. & Ann Lurie Trust...........................................................        13,315        13,315
Robert Scot Building Venture..........................................................        24,479        24,479
RSB Properties Trust (2)..............................................................        12,314        12,314
Seiler Trust UTA dated 3/15/95                                                                26,319        16,319
Seiler Family Revocable Trust dated 9/18/90...........................................         4,079         4,079
Helen S. Fredkin Revocable Trust......................................................         4,079         4,079
Samstock/SZRT, L.L.C. (3).............................................................       131,356        14,162
Samstock/ZGPI, L.L.C. (4).............................................................         5,321         5,321
SGM & PIM Trust.......................................................................        48,958        48,958
Steven Kole Trust.....................................................................         9,179         9,179
Susan Handelman Miller................................................................         3,059         3,059
Victor A. Lownes, III.................................................................        12,239        12,239
Samstock/ZFT, L.L.C. (5)..............................................................     7,249,865       161,179
                                                                                        ------------  ------------
  Total...............................................................................    13,501,518     1,012,623
                                                                                        ------------  ------------
                                                                                        ------------  ------------

------------------------

  * The number of shares includes all common shares Equity Office may issue to the selling shareholder on redemption of units owned by the selling shareholder and all common shares which the selling shareholder could acquire upon exercise of options or warrants exercisable within 60 days.

 (1) Samuel Zell, Chairman of the Board of Equity Office, is a beneficiary of trusts which are the sole partners of the partnership that is the sole member of Samstock/Alpha, L.L.C. Sheli Rosenberg, a trustee of Equity Office, is an officer of Samstock/Alpha, L.L.C. The number of shares owned by Samstock/Alpha, L.L.C. includes 258,179 common shares owned directly and 1,990,579 common shares which may be issued by Equity Office on redemption of units held by Samstock/Alpha, L.L.C.

 (2) Samuel Zell, Chairman of the Board of Equity Office, is the trustee of RSB Properties Trust.

 (3) Samuel Zell, Chairman of the Board of Equity Office, is the beneficiary of the trust which is the sole member of Samstock/SZRT, L.L.C. Sheli Rosenberg, a trustee of Equity Office, is an officer of Samstock/SZRT, L.L.C. The number of shares owned by Samstock/SZRT, L.L.C. includes 27,348 common shares owned directly and 104,008 common shares which may be issued by Equity Office on redemption of units held by Samstock/SZRT, L.L.C.

 (4) Samuel Zell, Chairman of the Board of Equity Office, is a beneficiary of a trust which is the owner of the sole member of Samstock/ZGPI, L.L.C. Sheli Rosenberg, a trustee of Equity Office, is an officer of Samstock/ZGPI, L.L.C.

 (5) Samuel Zell, Chairman of the Board of Equity Office, is a beneficiary of trusts which are the sole partners of the partnership that is the sole member of Samstock/ZFT, L.L.C. Sheli Rosenberg, a trustee of Equity Office, is an officer of Samstock/ZFT, L.L.C. The number of shares owned by Samstock/ZFT, L.L.C. includes 1,239,466 common shares owned directly and 6,010,399 common shares which may be issued by Equity Office on redemption of units held by Samstock/ZFT, L.L.C.

                              PLAN OF DISTRIBUTION

    Any of the selling shareholders may from time to time, in one or more transactions, sell all or a portion of the offered shares on the NYSE or any other national securities exchange or quotation service on which the offered shares are listed or quoted at the time of sale, in the over-the-counter market, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares from time to time will be determined by the selling shareholders and, at the time of determination, may be higher or lower than the market price of the common shares on the NYSE. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of offered shares for whom they may act as agents. Underwriters may sell offered shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by Equity Office, underwriters, dealers and agents who participate in the distribution of offered shares may be entitled to indemnification by Equity Office against liabilities under the Securities Act or otherwise, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. The offered shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. Broker-dealers acting as pricipal or agent may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of offered shares for whom they may act as agents. The methods by which the offered shares may be sold include:

    - a block trade in which the broker-dealer so engaged will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

    - an exchange distribution in accordance with the rules of the NYSE;

    - privately-negotiated transactions; and

    - underwritten transactions.

    The selling shareholders and any underwriters, dealers or agents participating in a distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered shares by the selling shareholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

    When a selling shareholder elects to make a particular offer of shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling shareholder and any other required information.

    To comply with any applicable state securities laws, the offered shares may be sold only through registered or licensed brokers or dealers. In addition, in some states, the offered shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification requirement is available and is satisfied.

    Equity Office has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including:

    - all registration and filing fees,

    - printing expenses, and

    - fees and disbursements of counsel and accountants for Equity Office.

    The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of the offered shares. Equity Office also has agreed to indemnify each of the selling shareholders and their respective officers, directors and trustees and each person who controls, within the meaning of the Securities Act, a selling shareholder against losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering. Each of the selling shareholders has agreed to indemnify Equity Office, its officers and each person who controls, within the meaning of the Securities Act, the Company, and each of the other selling shareholders, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to Equity Office by the selling shareholder; provided, however, that the indemnification obligation is several, not joint, as to each selling shareholder.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998 and the statements of revenue and certain expenses for Park Avenue Tower and Worldwide Plaza appearing in our Current Report on Form 8-K dated January 7, 1999 and filed January 20, 1999, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule and the statements of revenue and certain expenses are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    The legality of the offered shares will be passed upon for Equity Office by Hogan & Hartson L.L.P., Washington, D.C.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EQUITY OFFICE OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE OFFERED SHARES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF EQUITY OFFICE SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
About This Prospectus.....................................................    2

Where You Can Find More Information.......................................    2

Special Note Regarding Forward-Looking Statements.........................    3

The Company...............................................................    3

No Proceeds to the Company................................................    3

Selling Shareholders......................................................    4

Plan of Distribution......................................................    5

Experts...................................................................    7

Legal Matters.............................................................    7

                                1,012,623 SHARES

                         EQUITY OFFICE PROPERTIES TRUST

                                COMMON SHARES OF
                              BENEFICIAL INTEREST

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated fees and expenses payable by Equity Office in connection with the issuance and distribution of the securities being registered:

Registration Fee.................................................  $   6,554
Printing and Duplicating Expenses................................     20,000
Legal Fees and Expenses..........................................     20,000
Accounting Fees and Expenses.....................................      5,000
Miscellaneous....................................................      5,000
                                                                   ---------
    Total........................................................  $  56,554

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Maryland REIT Law"), permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland (the "Declaration of Trust"), contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT law.

    The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

    The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General

Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for any adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Company must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Dobrowski, a trustee of the Company, will be indemnified by General Motors Investment Management Corporation ("GMIMCO") and will be covered by an insurance policy maintained by General Motors Corporation, of which GMIMCO is a subsidiary, in connection with serving on the Board.

    The limited partnership agreement of the Operating Partnership (the "Partnership Agreement") also provides for indemnification of the Company and its officers and trustees to the same extent that indemnification is provided to officers and trustee of the Company in its Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the Declaration of Trust limits the liability of the officers and trustees of the Company to the Company and its shareholders.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

4.1*       Articles of Amendment and Restatement of Declaration of Trust of
             the Company

4.2**      Bylaws of the Company

4.3***     Form of Common Share certificate

5.1        Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1       Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)

23.2       Consent of Ernst & Young LLP

24.1       Power of Attorney (included in signature page)

------------------------

* Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Commission File No. 333-26629).

** Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Reg. No. 333-40401-01).

*** Incorporated herein by reference to Exhibit 5.1 to the Company's
    Registration Statement on Form 8-A, filed with the Commission on June 19, 1997.

ITEM 17.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

    PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 1st day of October, 1999.

                                EQUITY OFFICE PROPERTIES TRUST

                                By:           /s/ TIMOTHY H. CALLAHAN
                                     -----------------------------------------
                                                Timothy H. Callahan
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    We, the undersigned trustees and officers of Equity Office Properties Trust, do hereby constitute and appoint Sheli Z. Rosenberg and Timothy H. Callahan and each and either of them, our true and lawful atttorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 1st day of October, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                President, Chief Executive
   /s/ TIMOTHY H. CALLAHAN        Officer and Trustee
------------------------------    (principal executive
     Timothy H. Callahan          officer)

                                Chief Financial Officer
    /s/ RICHARD D. KINCAID        (principal financial
------------------------------    officer and principal
      Richard D. Kincaid          accounting officer)

------------------------------  Chairman of the Board and
         Samuel Zell              Trustee

------------------------------  Trustee
      Sheli Z. Rosenberg

          SIGNATURE                       TITLE
------------------------------  --------------------------

------------------------------  Trustee
     Thomas E. Dobrowski

   /s/ JAMES D. HARPER, JR.
------------------------------  Trustee
     James D. Harper, Jr.

    /s/ JERRY M. REINSDORF
------------------------------  Trustee
      Jerry M. Reinsdorf

   /s/ WILLIAM M. GOODYEAR
------------------------------  Trustee
     William M. Goodyear

     /s/ DAVID K. MCKOWN
------------------------------  Trustee
       David K. McKown

      /s/ H. JON RUNSTAD
------------------------------  Trustee
        H. Jon Runstad

     /s/ EDWIN N. SIDMAN
------------------------------  Trustee
       Edwin N. Sidman

   /s/ D. J. ANDRE DE BOCK
------------------------------  Trustee
     D. J. Andre de Bock

                               INDEX TO EXHIBITS

4.1*       Articles of Amendment and Restatement of Declaration of Trust of
             the Company

4.2**      Bylaws of the Company

4.3***     Form of Common Share certificate

5.1        Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1       Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)

23.2       Consent of Ernst & Young LLP

24.1       Power of Attorney (included in signature page)

------------------------

* Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Commission File No. 333-26629).

** Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Reg. No. 333-40401-01).

*** Incorporated herein by reference to Exhibit 5.1 to the Company's
    Registration Statement on Form 8-A, filed with the Commission on June 19, 1997.